EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  I, Brian Baker, certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2013-C15 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

  Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance, LLC, as Senior Trust Advisor, KeyBank National Association, as Primary Servicer, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Miracle Mile Shops Mortgage Loan prior to November 7, 2013, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Miracle Mile Shops Mortgage Loan (except with respect to the obligation to make property protection and mortgage payment advances) on and after November 7, 2013, Wells Fargo Bank, National Association, as Primary Servicer for the Miracle Mile Shops Mortgage Loan (with respect to the obligation to make property protection and mortgage payment advances) on and after November 7, 2013, Situs Holdings, LLC, as Special Servicer for the Miracle Mile Shops Mortgage Loan prior to November 7, 2013, LNR Partners, LLC, as Special Servicer for the Miracle Mile Shops Mortgage Loan on and after November 7, 2013, Deutsche Bank Trust Company Americas, as Certificate Administrator and Custodian for the Miracle Mile Shops Mortgage Loan prior to November 7, 2013, Wells Fargo Bank, National Association, as Certificate Administrator for the Miracle Mile Shops Mortgage Loan on and after November 7, 2013, Wells Fargo Bank, National Association, as Custodian for the Miracle Mile Shops Mortgage Loan on and after November 7, 2013, Park Bridge Lender Services LLC, as Operating Advisor for the Miracle Mile Shops Mortgage Loan prior to November 7, 2013, Park Bridge Lender Services LLC, as Operating Advisor for the Miracle Mile Shops Mortgage Loan on and after November 7, 2013, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Miracle Mile Shops Mortgage Loan on and after November 7, 2013, and National Tax Search, LLC, as Servicing Function Participant for the Miracle Mile Shops Mortgage Loan on and after November 7, 2013.


    Dated:   March 28, 2014


    /s/ Brian Baker
    Signature

    President and Chief Executive Officer
    (senior officer in charge of securitization of the depositor)